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Exhibit 10.8

FLUOR EXECUTIVES'

SUPPLEMENTAL BENEFIT PLAN

(Amended and Restated as of January 1, 2008)

AMENDED AND RESTATED

FLUOR EXECUTIVES' SUPPLEMENTAL BENEFIT PLAN

        The purpose of this Fluor Executives' Supplemental Benefit Plan, which is hereby amended and restated effective as of January 1, 2008, is to provide specified benefits to a select group of management and highly paid executives of Fluor Corporation, a Delaware corporation, and its subsidiaries, if any, that sponsor the Plan (collectively with the Trust (as defined below), the "Company"), in accordance with the following terms and conditions. The Plan shall be interpreted in a manner consistent with Code section 409A, the final regulations issued thereunder, and any other applicable guidance from the Internal Revenue Service. This amendment and restatement of the Plan shall not apply to any Executive whose entire Benefit is a Grandfathered Benefit, and the previous version of the Plan shall apply to any such Executive.

1.
Definitions.    For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms (and their related meanings) shall have the following indicated meanings:

(a)
"Committee" shall mean the Executive Compensation Committee appointed pursuant to Section 8 below.

(b)
"Administrator" shall have the meaning set forth in Section 8 below.

(c)
"Adverse Change in Employment Condition" shall mean, with respect to an Executive, any of the following:

(i)
The Executive experiences a Termination of Employment for any reason other than a voluntary resignation.

(ii)
The Executive experiences any material change of his or her duties with a material reduction in his or her responsibilities or compensation.

(iii)
The Executive experiences any mandatory change in the geographic location of his or her principal place of business with a reduction in his or her compensation.

(d)
"Beneficiary" shall mean the person or persons designated as such in accordance with Section 7.

(e)
"Beneficiary Designation Form" shall mean the form established from time to time by the Committee that an Executive completes, signs and returns to the Committee to designate one or more Beneficiaries.

(f)
"Benefit" shall mean, with respect to an Executive, the Executive's Pre-Retirement Death Benefit, Retirement Benefit, Disability Benefit or Change in Control Benefit, as determined in accordance with Section 6.

  (g)
  A "Change in Control Event" shall occur if there is a change in ownership of the Company or a change in the effective control of the Company within the meaning of Code section 409A. For example, a change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined pursuant to the regulations under Code section 409A), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. In addition, for example, a change in effective control of the Company occurs on either of the following dates: (1) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company, or (2) the date a majority of members of the Company's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors before the date of the appointment or election.

  (h)
  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (i)
  "Company" shall mean Fluor Corporation, a Delaware Corporation, and its subsidiaries, if any, which sponsor the Plan. Notwithstanding the foregoing, if the context so requires, "Company" shall also mean the Trust.

  (j)
  "Death Benefit" shall mean, with respect to an Executive, the Executive's Pre-Retirement Death Benefit.

  (k)
  "Disability" or "Disabled" shall mean a determination that an Executive is disabled made by either (i) the carrier of any individual or group long-term disability insurance policy, sponsored by the Company, or (ii) the Social Security Administration. Upon request by the Company, the Executive must submit proof of the carrier's or Social Security Administration's determination.

  (l)
  "Employment" shall mean full-time or substantially full-time employment by the Company or any Subsidiary of the Company, including any approved leave of absence.

  (m)
  "Endorsement" shall mean, with respect to an Executive, the endorsement, in favor of the Executive and contained in the Policy, in the amounts set forth in Schedule A-1 and A-2 of Section 2 of the Executive's Plan Agreement, and in a form acceptable to the Insurer, entitling the Executive to designate a Beneficiary to receive the Executive's Pre-Retirement Death Benefit, if any, from the Policy. Notwithstanding any other provision of this Plan that may be construed to the contrary, the Endorsement shall be null and void and of no further effect upon and after the Endorsement Termination Date, and any proceeds under the Policy shall be paid to the Company thereafter.

  (n)
  "Endorsement Termination Date" shall mean the date on which occurs the first of the following events:

  (i)
  The Executive Retires;

  (ii)
  The Executive experiences a Termination of Employment;

  (iii)
  The second anniversary of the date the Executive experiences a Disability; or

  (iv)
  The Plan is terminated by the Executive or the Company in accordance with Section 13.

  (o)
  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  (p)
  "Executive" shall mean an employee of the Company, or any Subsidiary of the Company, who is selected by the Administrator to participate in this Plan, and who enters into a Plan Agreement and completes a Beneficiary Designation Form accepted by the Administrator.

  (q)
  "Form of Retirement Benefit" shall mean, with respect to an Executive, the Lump Sum Benefit or the Salary Continuation Benefit as set forth in Section 6(c).

  (r)
  "Grandfathered Benefit" shall mean, as to each Executive, the portion of his or her Benefit that is earned and vested as of December 31, 2004 (as determined pursuant to applicable Internal Revenue Service guidance).

  (s)
  "Insurer" shall mean, as to each Executive, the insurer(s) specified in his or her Plan Agreement.

  (t)
  "Lump Sum Benefit", with respect to an Executive at a particular age, shall have the following meanings:

  (i)
  For (a) a Normal Retirement, or (b) a Change in Control Benefit at age fifty-five (55) or older, the Executive's Lump Sum Benefit shall be the amount set forth as such in Schedule B of Section 2 of the Executive's Plan Agreement.

  (ii)
  For a Change in Control Benefit at age fifty-four (54) or younger, the Executive's Lump Sum Benefit shall be equal to the Lump Sum Benefit set forth as such in Schedule B of Section 2 of the Executive's Plan Agreement for a Change in Control Benefit, discounted at a rate equal to 7.5% per annum, compounded, for each year that the Executive is younger than age fifty-five (55), including any partial year.

  (u)
  "Non-Grandfathered Benefit" shall mean, as to each Executive, the portion of his or her Benefit that is not a Grandfathered Benefit.

  (v)
  "Normal Retirement" shall mean, with respect to an Executive, severance from employment with the Company on or after the date upon which the sum of his or her age and service with the Company is at least 55 years for any reason, other than leave of absence, death or disability.

  (w)
  "Plan" shall mean the Amended and Restated Fluor Executives' Supplemental Benefit Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time. The Plan is hereby amended and restated effective as of January 1, 2008.

  (x)
  "Plan Agreement" shall mean, with respect to an Executive, a written agreement, as may be amended from time to time, which is entered into by and between the Company and an Executive. Each Plan Agreement shall provide for the entire benefit to which such Executive is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of execution by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Executive, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Executive.

  (y)
  "Policy" shall mean that policy of life insurance as described in Section 2 below.

  (z)
  "Premium" shall mean, as to any particular time, the premium as determined under the terms of the Policy.

  (aa)
  "Pre-Retirement Death Benefit" shall mean, with respect to an Executive, the death proceeds payable under the Policy by the Insurer to the Executive's Beneficiary, in the amounts set forth in the Endorsement. The Company shall not be responsible in any way for the tax status of the Pre-Retirement Death Benefit.

  (bb)
  "Retirement", "Retires", or "Retired" shall mean, with respect to an Executive, separation from service with the Company on account of his or her Normal Retirement.

  (cc)
  "Salary Continuation Benefit", means the amount set forth as such in Schedule B of Section 2 of the Executive's Plan Agreement.

  (dd)
  "Subsidiary" shall mean any corporation, partnership, Limited Liability Company, venture or other entity in which the Company has at least a 50% equity ownership interest.

  (ee)
  "Termination of Employment" shall mean, with respect to an Executive, a "separation from service" within the meaning of Code section 409A, for any reason other than Retirement, Disability, death or an authorized leave of absence.

  (ff)
  "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of October 2, 1961, between the Company and the trustee named therein, as amended from time to time.

  (gg)
  "Year" shall mean a period of twelve (12) consecutive calendar months.

2.
Acquisition of Policy; Ownership of Insurance; Enrollment Requirements.

(a)
Acquisition of Policy; Ownership of Insurance.    The parties to this Plan shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Company as its sole and exclusive owner, subject to the Endorsement in favor of the Executive.

(b)
Enrollment Requirements.    As a condition of participation, each selected Executive must complete, execute and return a Plan Agreement and a Beneficiary Designation Form to the Administrator. In addition, the Administrator (or the Administrator, upon and after a Change in Control Event) shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(c)
Executive's and Beneficiary's Tax Liability.    The Executive acknowledges that, prior to the Endorsement Termination Date, under current law, he or she shall have taxable income equal to the value of the "economic benefit" derived by the Executive from the Policy's insurance protection, as determined for Federal income tax purposes under applicable Internal Revenue Service guidance.

3.
Premium Payments.    Prior to the Endorsement Termination Date, the Company shall pay to the Insurer each Premium on or before the date that it is due. In the event that the Company fails to pay a Premium, or a portion thereof, the Executive may pay, but is not required to pay, such Premium or portion thereof, and the Company shall immediately reimburse the Executive for any amount so paid. Upon and after the Endorsement Termination Date, the Company shall be entitled to exercise all of the rights of the owner under the Policy, including the right in its sole and absolute discretion to pay or not to pay additional Premiums when due in order to keep the Policy in force for the sole benefit of the Company. Therefore, upon and after the Endorsement Termination Date, the Executive shall have no right to be reimbursed by the Company for any subsequent payment of Premiums by the Executive to the Insurer.

4.
Rights and Interests in the Policy.

(a)
Rights of Company.    Except for those rights granted to the Executive in the Endorsement pursuant to Section 4(b) below, the Company shall have all of the rights of the owner under the Policy and shall be entitled to exercise all of such rights, options and privileges without the consent of the Executive; provided, however, the Company agrees not to exercise any right to surrender the Policy before the Endorsement Termination Date.

(b)
Endorsement and Endorsement Termination Date.    The Endorsement to the Policy, as specified in Schedules A-1 and A-2 of Section 2 of the Plan Agreement, shall be in full force and effect prior to the Endorsement Termination Date. The Endorsement while in effect shall grant to the Executive the right to designate a Beneficiary under the Policy to receive the Executive's Pre-Retirement Death Benefit, and to change such designation at any time. Upon and after the Endorsement Termination Date: the Endorsement shall be immediately null, void and of no further effect; the interest of the Executive in the Policy shall irrevocably terminate; no further benefits shall be due the Executive or his or her Beneficiary under the Policy; and the Executive shall have no further right to designate a Beneficiary under the Policy.

(c)
Conflict.    As between the parties hereto, in the event of conflict between the terms of the Endorsement and this Plan, the terms of this Plan shall prevail. The Insurer shall be bound, however, only by the terms of the Policy and any Endorsement thereto, and shall not be required to pay any amounts to any person in excess of its obligations under the terms of the Policy.

(d)
Collection of Policy Proceeds and Source of Payment of Death Benefit.

(i)
If the Executive dies while employed by the Company, and a Pre-Retirement Death Benefit is due under Section 6(e), the following steps shall occur promptly following the Executive's death: (A) the Company and the Executive's Beneficiary shall take all steps necessary to collect the gross proceeds under the Policy; (B) the Insurer shall pay the Executive's Pre-Retirement Death Benefit to his or her Beneficiary as specified in Schedule C of the Plan Agreement; and (C) the Insurer shall pay to the Company the amount, if any, by which the gross proceeds under the Policy exceed the Pre-Retirement Death Benefit.

(ii)
If the Executive dies, and no Death Benefit is due under Section 6(e), the following steps shall occur promptly following the Executive's death: (A) the Company and the Executive's Beneficiary shall take all steps necessary to collect the gross proceeds, if any, under the Policy; (B) the Insurer shall pay the gross proceeds, if any, under the Policy to the Company; and (C) neither the Insurer or the Company shall pay any death benefit to the Executive's Beneficiary.

5.
Insurer.    The Insurer is not a party to this Plan, shall in no way be bound by or charged with notice of its terms, and is expressly authorized to act only in accordance with the terms of the Policy. The Insurer shall be fully discharged from any and all liability under the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.

6.
Benefits.

(a)
One Benefit.    Notwithstanding any other provision of this Plan that may be construed to the contrary, in no event shall an Executive or his or her Beneficiary or both receive more than one Benefit under this Plan.

  (b)
  Retirement Benefit Elections.    Subject to the Executive's continuous employment from the effective date of his or her Plan Agreement until his or her Retirement, the Executive shall have the right to elect one Form of Retirement Benefit set forth in Section 6(c) below; provided, however, that notwithstanding any other provision of this Plan that may be construed to the contrary, in no event shall an Executive or his or her Beneficiary or both receive more than one Form of Retirement Benefit under this Plan. The Executive's elections shall be governed by the provisions set forth in this Section 6(b). The Executive shall elect his or her Form of Retirement Benefit no later than December 31, 2008 (or such earlier time as specified in applicable Internal Revenue Service guidance).

  (i)
  Elections In General; Default Election.    An Executive, in connection with his or her commencement of participation in the Plan (or, if later, by December 31, 2008 (or such earlier time as specified in applicable Internal Revenue Service guidance)), shall do one of the following: (a) the Executive shall elect on his or her Plan Agreement to receive one (1) Form of Retirement Benefit set forth in Section 6(c) in the event of his or her Retirement; or (b) with respect to the Grandfathered Benefit only, the Executive may decline to make an election under clause (a) until the last day of the Year preceding the Year in which Retirement occurs. If an Executive does not make any election with respect to the Form of Retirement Benefit, or fails to make a timely election after deferring an election according to the clause (b) above, then the Executive shall be deemed to have elected the Lump Sum Benefit as his or her Form of Retirement Benefit.

  (ii)
  Changing Elections; Time before Retirement.    An Executive may change his or her Form of Retirement Benefit to an allowable alternative Form of Retirement Benefit by submitting a new Plan Agreement to the Administrator, provided that any such Plan Agreement is submitted at least one (1) Year prior to the date of the Executive's Retirement. Notwithstanding the foregoing, with respect to the Executive's Non-Grandfathered Benefit, such election shall be effective only to the extent it further defers payment of the Benefit for at least five (5) years from when it otherwise would have been paid. Subject to the preceding sentence, the Plan Agreement most recently accepted by the Administrator shall determine which Form of Retirement Benefit under Section 6(c) shall be received by the Executive.

  (c)
  Form of Retirement Benefit.    The Form of Retirement Benefit and its payment shall be as follows:

  (i)
  Lump Sum Benefit.    If the Executive elects to receive the Lump Sum Benefit as the Form of Retirement Benefit, the Executive's Lump Sum Benefit shall be paid to the Executive no later than six (6) months after the date of the Executive's Retirement (provided that, with respect to the Non-Grandfathered Benefit, such Lump Sum Benefit shall be paid on the six (6) month anniversary of such Retirement). The Executive acknowledges that, under current tax law, he or she will be considered to have taxable compensation income on such payment date(s) in an amount equal to the Lump Sum Benefit. The Executive's Plan Agreement shall terminate when the Lump Sum Benefit is paid to the Executive.

    (ii)
    Salary Continuation Benefit.    If the Executive elects to receive the Salary Continuation Benefit as the Form of Retirement Benefit, the Executive shall be paid his or her Salary Continuation Benefit in 120 equal payments over a period of 120 months, which payments shall commence no later than six (6) months after the date of the Executive's Retirement (provided that, with respect to the Non-Grandfathered Benefit, such Benefit shall commence on the six (6) month anniversary of such Retirement). Notwithstanding any provision of this Plan that may be construed to the contrary, if an Executive who elects the Salary Continuation Benefit provided for by this Section 6(c)(ii) dies after his or her Retirement but before his or her Salary Continuation Benefit is paid in full, the Executive's unpaid Salary Continuation Benefit payments shall continue and shall be paid to the Executive's Beneficiary over the remaining number of months and in the same amounts as the Salary Continuation Benefit payments would have been paid to the Executive had the Executive survived. The Executive acknowledges that he or she and/or his or her Beneficiary will be considered to have taxable compensation income attributable to the Salary Continuation Benefit payments under this Section 6(c)(ii). The Executive's Plan Agreement shall terminate when the final Salary Continuation Benefit payment is made to the Executive or the Executive's Beneficiary.

  (d)
  Disability Benefit.    In the event that the Administrator determines that the Executive has experienced a Disability, then, regardless of any election by the Executive to the contrary, the only Benefit payable with respect to such Executive shall the Pre-Retirement Death Benefit; provided, however, that such Benefit shall be payable as a Disability Benefit pursuant to this Section 6(d) only if the Executive dies on or before the second anniversary of the date he or she becomes Disabled (the "Second Anniversary Date"). After the Second Anniversary Date, the obligation of the Company to provide any Benefit whatsoever with regard to such Executive under this Plan shall terminate.

  (e)
  Pre-Retirement Death Benefit.    If the Executive dies prior to the Endorsement Termination Date and prior to experiencing a Termination of Employment, then his or her Pre-Retirement Death Benefit shall be paid pursuant to Section 4(d). The Pre-Retirement Death Benefit shall be paid to his or her Beneficiary no later than six (6) months after the date the Administrator is provided with proof, that is satisfactory to the Insurer and the Administrator, of the Executive's death.

  (f)
  Change in Control Benefit.    If the Executive's Termination of Employment occurs due to an Adverse Change in Employment Condition (but before the Executive is eligible to Retire (within twenty-four (24) months following a Change in Control Event, the Executive shall receive his or her Benefit in the form of a Lump Sum Benefit on the six (6) month anniversary of such Termination of Employment (provided, however, that if the Executive is eligible to Retire, his or her Benefit shall be paid in the form of a Lump Sum Benefit on the six (6) month anniversary of the date the Executive separates from service regardless of the reason for such separation). The six-month delayed referred to in this Section 6(f) shall apply only to the extent the Executive is a "specified employee" within the meaning of Code section 409A, and the Lump Sum Benefit referred to herein shall be paid immediately upon Termination of Employment or Retirement to the extent the Executive is not a specified employee (e.g., because the Company's stock is not publicly traded on an established securities market).

7.
Beneficiary Designation.

(a)
Beneficiary.    Each Executive shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of an Executive. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Executive participates.

(b)
Beneficiary Designation; Change; Spousal Consent.    An Executive shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator or its designated agent. An Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator's rules and procedures, as in effect from time to time. If the Executive names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Administrator, must be signed by that Executive's spouse and returned to the Administrator. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Administrator prior to his or her death.

(c)
Acknowledgment.    No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent.

(d)
No Beneficiary Designation.    If an Executive fails to designate a Beneficiary as provided in Sections 7(a), 7(b) and 7(c) above, or if all designated Beneficiaries predecease the Executive or die prior to complete distribution of the Executive's benefits, then the Executive's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Executive has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Executive's estate.

(e)
Doubt as to Beneficiary.    If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Administrator's satisfaction.

(f)
Discharge of Obligations.    The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Executive, and that Executive's Plan Agreement shall terminate upon such full payment of benefits.

8.
Administration of Plan.

(a)
Prior to a Change in Control Event.    Prior to a Change in Control Event, this Plan shall be administered by the Committee. Members of the Committee may be Executives under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is an Executive shall not vote or act on any matter relating solely to himself or herself.

  (b)
  Upon and After a Change in Control Event.    For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control Event. Upon and after the occurrence of a Change in Control Event, the "Administrator" shall be an independent third party selected by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan including, but not limited to benefit entitlement determinations. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by an Executive or the Company. Upon and after the occurrence of a Change in Control Event the Company must: (i) pay all reasonable administrative expenses and fees of the Administrator; (ii) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (iii) supply full and timely information to the Administrator or all matters relating to the Plan, the Executives and their Beneficiaries, the date of circumstances of the NormalRetirement, Disability, death or Termination of Employment of the Executives, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control Event, the Administrator may be terminated (and a replacement appointed) only by the approval of the Ex-CEO. Upon and after a Change in Control Event, the Administrator may not be terminated by the Company.

  (c)
  Binding Effect of Decisions.    The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

  (d)
  Indemnity of Administrator.    The Company shall indemnify and hold harmless the members of the Administrator, and any person to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Administrator, any of its members, or any such person.

  (e)
  Information.    To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator on all matters relating to the compensation of its Executives, the date and circumstances of the Normal Retirement, Disability, death or Termination of Employment of its Executives, and such other pertinent information as the Administrator may reasonably require.

9.
Plan; Named Fiduciary.

(a)
Plan.    This Plan is part of the Fluor Corporation Amended and Restated Executive's Supplemental Benefit Plan, and is comprised of the Plan described in this instrument plus all Plan Agreements that so reference their association with the Plan.

(b)
Fiduciary.    The Company is the named fiduciary of the Plan for purposes of this Plan.

10.
Claims Procedure.

(a)
Presentation of Claim.    The Executive, or his or her Beneficiary (such Executive or Beneficiary being referred to below as a "Claimant") may deliver to the Administrative Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant. The claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

(b)
Notification of Decision.    The Administrative Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Administrative Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render the benefit determination. The Administrative Committee shall notify the Claimant in writing.

(i)
that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(ii)
that the Administrative Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(A)
the specific reason(s) for the denial of the claim, or any part of it;

(B)
specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(C)
a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(D)
an explanation of the claim review procedure set forth in Section 10(c) below; and

(E)
a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(c)
Review of a Denied Claim.    On or before sixty (60) days after receiving a notice from the Administrative Committee that a claim has been denied in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Administrative Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

(i)
may, upon request and free of charge have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(ii)
may submit written comments or other documents; and/or

(iii)
may request a hearing, which the Administrative Committee, in its sole discretion, may grant.

  (d)
  Decision on Review.    The Administrative Committee shall render its decision on review promptly, and no later than sixty (60) days after the Administrative Committee receives the Claimant's written request for a review of the denial of the claim. If the Administrative Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render the benefit determination. In rendering its decision, the Administrative Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

  (i)
  specific reasons for the decision;

  (ii)
  specific reference(s) to the pertinent Plan provisions upon which the decision was based;

  (iii)
  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and

  (iv)
  a statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

  (e)
  Legal Action.    A Claimant's compliance with the foregoing provisions of this Section 10 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

11.
Withholding; Income and Employment Taxes.

(a)
Prior to the Endorsement Termination Date, if the Executive has an economic benefit under this Plan, the Company shall withhold from that Executive's cash compensation, or the Beneficiary's payment, in a manner determined by the Company, the Executive's or Beneficiary's share of all federal, state and local income taxes, FICA and other employment taxes on such economic benefit.

(b)
The Company, or the trustee of the Trust, shall withhold from any Benefit accruals or payments made to an Executive or his or her Beneficiary under this Plan all federal, state and local income taxes, FICA and other employment taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such Benefit payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

12.
Protective Provisions.    The Executive will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payments of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other action as may be required by the Company. If any Executive commits suicide during the two-year period commencing upon the date of his or her Plan Agreement, or if an Executive makes any material misstatements of information or nondisclosure of medical history, then no benefits shall be payable hereunder, or, in the sole discretion of the Company's board of directors, benefits may be payable in a reduced amount.

13.
Amendment of Plan; Termination.    This Plan shall not be modified or amended except by a writing signed by the Company and the Executive. Except as otherwise provided in the next sentence, either party may terminate this Plan, and Executive's participation in the Plan, at any time, provided that the obligations of the party terminating the Plan and the Plan with respect to the Executive are performed in full under the Plan as of the time of the termination. Notwithstanding the foregoing and any other provision of this Plan that may be construed to the contrary, upon and after a Change in Control Event, neither this Plan, nor the Executive's participation in this Plan, may be terminated by the Company without the express written consent of the Executive, which consent may be unreasonably withheld.

14.
Binding Plan.    This Plan shall inure to the benefit of, be binding upon, and be enforceable by the heirs, administrators, executors, successors and assigns of each party to this Plan.

15.
State Law.    Except to the extent preempted by ERISA, this Plan shall be subject to and be construed under the internal laws of the State of Delaware, without regard to its conflicts of laws principles.

16.
Validity.    In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Plan.

17.
Not a Contract of Employment.    The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Executive. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment Plan. Nothing in this Plan shall be deemed to give the Executive the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Executive at any time.

18.
Notice.    Any notice or filing required or permitted to be given under this Plan to the Company or to the Insurer shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

    If to the Company:
            Fluor Corporation
            6700 Las Colinas Blvd.
            Irving, Texas 75039
            Attn: Executive Director, Executive Compensation Services

    If to the Insurer:
            Security Life Insurance Company of Denver, Inc.
            Security Life Center
            1290 Broadway
            Denver, Colorado 80203

            Sun Life Assurance Company of Canada
            Sun Life Executive Park, SC 2145
            Wellesley Hills, MA 02181

19.
Unsecured General Creditor.    Executives and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

20.
Discharge of Obligations.    The full payment of Benefits due under the Plan to an Executive or his or her Beneficiary shall fully and completely discharge the Company from all further obligations under the Plan with respect to the Executive and his or her Beneficiary, and the Executive's Plan Agreement shall terminate upon such full payment of Benefits.

21.
Legal Fees To Enforce Rights After Change in Control Event.    The Company is aware that upon the occurrence of a Change in Control Event, the board of directors of the Company (which might then be composed of new members) or a shareholder of the Company or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny the Executive the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control Event, it should appear to any Executive or the Administrator that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Executive the benefits intended to be provided, then the Company irrevocably authorizes such Executive or the Administrator or both to retain counsel of his or her or their choice(s) at the expense of the Company to represent such Executive or the Administrator or both, as the case may be, in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction. The Executive or the Administrator or both, as the case may be, shall be entitled to receive advances from the Company promptly on demand in the amount of the attorney's fees and expenses incurred in accordance with this Section 21. In all events, any payments made pursuant to this Section 21 shall be made no later than the end of the year following the year in which the related expense is incurred.

22.
Entire Plan.    This Plan constitutes the entire Plan between the parties hereto with regard to the subject matter of this Plan and supersedes all previous negotiations, Plans and commitments in respect thereto. No oral explanation or oral information by either of the parties to this Plan shall alter the meaning or interpretation of this Plan. This Plan may not be amended or modified except by a written instrument executed by the Company and the Executive

QuickLinks

  Exhibit 10.8
FLUOR EXECUTIVES' SUPPLEMENTAL BENEFIT PLAN (Amended and Restated as of January 1, 2008)
AMENDED AND RESTATED FLUOR EXECUTIVES' SUPPLEMENTAL BENEFIT PLAN